Exhibit 99.1

NEWS BULLETIN
--------------------------------------------------------------------------------
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601-5382 312/346-8100
--------------------------------------------------------------------------------

For Further Information:

AT OLD REPUBLIC:                        AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                             George Zagoudis
Chairman & CEO                          General Information
(312) 346-8100                          (312) 640-6663
                                        gzagoudis@financialrelationsboard.com

AT FINANCIAL RELATIONS BOARD:           AT FINANCIAL RELATIONS BOARD:
Leslie Loyet                            Tim Grace
Analysts/Investors                      Media Inquiries
(312) 640-6672                          (312) 640-6667
lloyet@financialrelationsboard.com      tgrace@financialrelationsboard.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                                 NYSE: ORI
THURSDAY, JANUARY 27, 2005

                          OLD REPUBLIC REPORTS EARNINGS
                        FOR FOURTH QUARTER AND YEAR 2004
                                      * * *
             Special Fourth Quarter Charges Hinder Earnings Progress

-------------------------------------------------------------------------------------------------------------------
                                              Financial Highlights
                              (unaudited; amounts in millions except share data and
                        percentages; all per-share amounts are stated on a diluted basis)
-------------------------------------------------------------------------------------------------------------------

                                              Quarters Ended December 31,           Years Ended December 31,
                                         ------------------------------------ -------------------------------------
                                              2004       2003       Change          2004       2003       Change
                                         ------------------------------------ -------------------------------------
Total Revenues                               $921.8     $865.6       6.5%        $3,491.6     $3,285.8      6.3%
Net Operating Income                         $ 83.9     $108.2     -22.4%        $  404.1     $  447.2     -9.6%
Net Income                                   $100.4     $113.9     -11.8%        $  435.0     $  459.8     -5.4%
Diluted Earnings Per Share:
  Net Operating Income                       $ 0.45     $ 0.59     -23.7%        $   2.19     $   2.44    -10.2%
  Net Income                                 $ 0.54     $ 0.62     -12.9%        $   2.36     $   2.51     -6.0%
-------------------------------------------------------------------------------------------------------------------

CHICAGO - January 27, 2005 - Old Republic International Corporation (NYSE: ORI), today reported that fourth quarter and full year 2004 net operating earnings were enhanced by continued strength in Old Republic's General Insurance line, but weaker Title and Mortgage Guaranty performance and certain special fourth quarter charges detracted from those results. Excluding the special charges, fourth quarter net operating income would have been $109.2 million (59 cents per share) on a par with results posted in the final quarter of 2003. Nearly 75 percent of the special post-tax charges of approximately $25.5 million, or 14 cents per share, represents an increase in previously posted litigation reserves necessitated by a ruling on January 20, 2005, by the California Court of Appeals affirming a prior trial court verdict against Old Republic Title Company. The remainder covers a write down of previously deferred acquisition costs applicable to a life insurance product discontinued during the fourth quarter of 2004.

                                     -more-

Old Republic International Corporation
Add 1

Consolidated Results

The major components of Old Republic's consolidated operating income and the resulting consolidated net income were as follows for the periods reported upon:

                                                                      ($ in Millions)
                                            ------------------------------------------------------------------
                                                   Quarters Ended                        Years Ended
                                                    December 31,                         December 31,
                                            ------------------------------      ------------------------------
                                                                      %                                   %
                                             2004        2003        Chg.        2004        2003        Chg.
                                            ------      ------      ------      ------      ------      ------
Pretax operating income (loss):
   General Insurance                        $ 88.0      $ 72.3       21.8%      $333.0      $258.9       28.6%
   Mortgage Guaranty                          53.8        61.4      -12.4        224.5       276.4      -18.8
   Title Insurance                           ( 2.8)       24.5     -111.8         62.5       129.6      -51.7
   Corporate and other                       (11.0)        1.6                   (17.2)       (4.5)

Realized investment gains (losses):
   From sales                                 30.4         8.7                    53.2        35.7
   From impairments                          ( 5.2)         -                     (5.2)      (16.4)
                                            ------      ------                  ------      ------
       Net realized gains                     25.2         8.7                    47.9        19.3
                                            ------      ------                  ------      ------
Consolidated pretax income                   153.2       168.6       -9.2        650.9       679.7       -4.2
   Income taxes                               52.7        54.7       -3.6        215.9       219.9       -1.8
                                            ------      ------                  ------      ------
Net income                                  $100.4      $113.9      -11.8%      $435.0      $459.8       -5.4%
                                            ======      ======      ======      ======      ======      ======

Components of earnings per share:
   Net operating income                     $ 0.45      $ 0.59      -23.7%      $ 2.19      $ 2.44      -10.2%
   Net realized gains                         0.09        0.03                    0.17        0.07
                                            ------      ------                  ------      ------
   Net Income                               $ 0.54      $ 0.62      -12.9%      $ 2.36      $ 2.51       -6.0%
                                            ======      ======      ======      ======      ======      ======

Both net operating income and net income per share figures are given to highlight the impact of certain accounting rules or securities market-driven considerations that affect the recording of investment gains or losses and can lead to lessened period-to-period comparability. The realization of investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. In particular, write-downs of securities deemed other than temporarily impaired are affected by some of these factors as well as industry or issuer-specific developments that can call for the recognition of a permanent loss of market value or non-recoverability of asset cost.

The increase in consolidated revenues to $921.8 million in the final quarter of 2004 was aided by the continued growth of General Insurance premiums and greater than average realized investment gains. During the quarter, the Company liquidated approximately 50 percent of its actively managed equity portfolio, in the process registering above average net realized gains for the quarter, and redirected a significant portion of the sales proceeds toward a number of equity index funds. Throughout 2004, net investment income has reflected a gradual increase principally due to Old Republic's rising invested asset base. In combination, these factors were also responsible for the 6.3 percent increase in full year consolidated revenues to a new high of $3.49 billion in 2004.

                                     -more-

Old Republic International Corporation
Add 2

Consolidated pretax operating income trends for the first nine months of 2004 remained reasonably consistent during the final quarter of the year. The aforementioned special charges, however, accentuated the decline in earnings contributions from the title segment as well as from corporate and other sources. For the final quarter of 2004, pretax charges borne by Old Republic's title business amounted to $22.2 million, while the write down of life insurance deferred acquisition costs charged to the corporate and other line totaled $10.5 million. These special charges, together with the expensing of $5.6 million for the non-recurring vesting acceleration of stock option costs in the first quarter of the year, were significant contributing factors to a moderate earnings decline for 2004 as a whole.

General Insurance Group

Old Republic's property and liability insurance business posted a 21.8 percent increase in pretax operating income to $88.0 million in the final quarter of 2004; this compares to $72.3 million earned in the same period of 2003. Net premium revenues in the latest quarterly period rose by 16.7 percent to $428.8 million, compared to $367.5 million one year ago. The composite underwriting ratio for the fourth quarter of 2004 was 91.1 percent versus 92.6 percent in the same quarter of the preceding year.

For all of 2004, pretax operating income rose by 28.6 percent to $333.0 million when compared to $258.9 million posted in 2003. Net premiums earned were $1.62 billion versus $1.37 billion a year ago, for an increase of 17.6 percent. The year's composite underwriting ratio was 90.7 percent compared to 93.3 percent in 2003.

Earned premiums in the General Insurance Group have continued to rise as a result of positive pricing and risk selection changes effected during the past few years, as well as additional business produced in a reasonably stable underwriting environment. Underwriting results in 2004's final quarter and for the full year benefited from slightly lower claim and expense ratios. The composite underwriting ratio represents the most widely accepted indicator of underwriting performance in the industry, and Old Republic has now registered a composite ratio below 100 percent for eleven consecutive quarters. The ratio reached a high of 118.8 percent in the third quarter of 1999 and has dropped fairly consistently to the most recent lower levels.

Mortgage Guaranty Group

Mortgage Guaranty pretax operating income dropped 12.4 percent to $53.8 million in the final quarter of 2004 when compared to the $61.4 million posted in the same quarter of 2003. For all of 2004, pretax operating income reflected a decline of 18.8 percent to $224.5 million from the $276.4 million reported in the same period of 2003. The group's performance for the quarter and for the full year was generally reflective of level or moderate premium growth and rising claim costs.

Net premiums earned were basically flat for the final quarter of 2004, and rose slightly for the year as a whole. The favorable effect of gradually rising business persistency on premium renewals during 2004 was largely negated by the combination of lower origination volumes and greater reinsurance cessions.

                                     -more-

Old Republic International Corporation
Add 3

The composite underwriting ratio rose to 64.2 percent in the final quarter of 2004 compared to 56.1 percent posted in the same period of 2003. For the year, the composite ratio was 61.1 percent in 2004 versus 47.5 percent in 2003. The greater composite ratios experienced in 2004 periods are largely reflective of a higher claim ratio component. The latter rose to 38.9 percent in the last quarter of 2004 from 32.0 percent in the same period of 2003, and to 35.5 percent for all of 2004 from 22.7 percent in 2003. The higher claim ratios posted throughout 2004 reflect a rise in paid claims as well as greater reserve provisions driven by moderately higher expectations of claim frequency and severity. The expense ratios for the periods reported upon were relatively flat in comparison to 2003. In the fourth quarter of 2003, a class action litigation was resolved at a cost that was approximately $5.0 million less than reserves recorded in the preceding year. Absent this credit, 2003 expense ratios for Mortgage Guaranty would have been 29.0 percent and 26.0 percent for the fourth quarter and full year, respectively.

Title Insurance Group

Comparative operating results for the Company's Title Insurance Group declined in both the final quarter and full year 2004. Premium and fee revenues totaled $265.3 million in the fourth quarter of 2004, down 9.9 percent from $294.5 million a year ago. 2004 fourth quarter pretax operating results dropped to a loss of $2.8 million, down from a profit of $24.5 million in 2003's fourth quarter. For the year ended December 31, 2004, premium and fee revenues were $1.02 billion, down 7.1 percent from $1.10 billion in 2003. Pretax operating income for all of 2004 totaled $62.5 million, a 51.7 percent decline from $129.6 million in 2003. A composite ratio of 96.3 percent was posted for 2004 versus
90.4 percent in 2003.

Operating expenses and income for Old Republic's Title Insurance Group were affected by the aforementioned special charges as follows:

                                                         ($ in Thousands)
                                    ------------------------------------------------------
                                             Before                        After
                                         Special Charges               Special Charges
                                    ------------------------      ------------------------
                                     Fourth                        Fourth
2004:                                Quarter         Year          Quarter         Year
--------------------                ---------      ---------      ---------      ---------
Expenses                             $237,159       $907,314       $259,359       $929,514
Pretax income (loss)                 $ 19,305       $ 84,767       $ (2,895)      $ 62,567
Expense ratio                           89.3%          88.4%          97.6%          90.5%
Composite ratio                         95.2%          94.2%         103.5%          96.3%
                                    =========      =========      =========      =========

2003 in Comparison:
Pretax income:
  2003 Amount                        $ 24,554       $129,655
  2004 % Change                        -21.4%         -34.6%
Expense ratio                           87.3%          84.6%
Composite ratio                         93.7%          90.4%
                                    =========      =========

In addition to the above summarized effect of special charges, the decline in 2004 quarterly and full year results is also attributable to a substantial reduction in mortgage refinancing revenues, which had reached a peak in the third quarter of 2003, without a corresponding decline in certain relatively fixed operating expenses.

                                     -more-

Old Republic International Corporation
Add 4

Corporate and Other Operations

Combined results for Old Republic's small life and health insurance business (2004 and 2003 operating revenues of $71.4 million and $58.4 million, respectively) and general corporate activities reflected pretax net operating deficits of $11.0 million and $17.2 million in the fourth quarter and year 2004, respectively. For the same periods of 2003, income of $1.6 million was posted in the fourth quarter, and a loss of $4.5 million was registered for the year. These results are reflective of holding company expenses and debt service costs, investment income on temporary investment holdings, and, except for the effect of the above noted pretax charge of $10.5 million, moderately higher earnings in 2004 from Old Republic's total book of life and accident and health business.

Cash, Invested Assets and Shareholders' Equity

Cash and invested assets at December 31, 2004, totaled $7.51 billion, or $41.19 per share, versus $6.84 billion, or $37.71 per share, at December 31, 2003. Consolidated operating cash flow grew by 16.6 percent to $881.5 million in 2004, with substantially all of this growth stemming from Old Republic's General Insurance and Mortgage Guaranty segments.

Old Republic's high quality investment portfolio reflects a current allocation of approximately 88 percent in fixed-income investments and 6 percent in equities. As has been the case for many years, it contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, private placements or mortgage loans.

Common shareholders' equity grew by 8.8 percent to $3.86 billion at December 31, 2004, compared to the equivalent balance of $3.55 billion posted as of December 31, 2003. Book value per share was $21.17 at the end of 2004, versus $19.57 at year-end 2003.

Conference Call Information

Old Republic has scheduled a conference call at 2:00 p.m. Central Time today to discuss its fourth quarter 2004 performance and review ongoing trends. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. Replays will be available through this website for 30 days.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages, principally in the property and liability, mortgage guaranty and title insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $10.5 billion and capitalization of $4.0 billion. Its current stock market valuation is approximately $4.3 billion.

                                     -more-

Old Republic International Corporation
Add 5

Safe Harbor Statement

Historical data pertaining to the operating performance, liquidity, and other financial indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company's management in conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements, commentaries, or inferences, of necessity, involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected in particular by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be impacted by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans; additionally, mortgage guaranty results, may also be impacted by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

   For the latest news releases and other corporate documents on Old Republic
                    International visit: www.oldrepublic.com
                                         -------------------

                           Financial Tables Follow....


                                     -more-

Old Republic International Corporation
Add 6

                                                   Old Republic International Corporation
                                                            FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------------------------------------------------------------

                                                       Quarters Ended                                Years Ended
                                                        December 31,                                 December 31,
                                               -----------------------------      %         -----------------------------      %
                                                    2004             2003       Change           2004            2003       Change
                                               ----------------------------------------     ---------------------------------------
NET  INCOME:
      Total                                     $100,445,539    $113,913,206     -11.8%      $435,010,098    $459,801,340     -5.4%
                                               =============   =============                =============   =============
      Per Share:  Basic                                $0.55           $0.63     -12.7%             $2.38           $2.53     -5.9%
                                               =============   =============                =============   =============
                  Diluted                              $0.54           $0.62     -12.9%             $2.36           $2.51     -6.0%
                                               =============   =============                =============   =============

Average number of common and
      equivalent shares outstanding
                  Basic                          182,556,498     181,568,086                  182,541,822     181,549,485
                                               =============   =============                =============   =============
                  Diluted                        184,754,452     184,065,607                  184,607,632     183,302,935
                                               =============   =============                =============   =============
-----------------------------------------------------------------------------------------------------------------------------------
COMPOSITION  OF  EARNINGS  PER  SHARE:
-----------------------------------------------------------------------------------------------------------------------------------
Basic Earnings:
      Net income, before items below                   $0.46           $0.60     -23.3%             $2.21           $2.46    -10.2%
      Realized investment gains                         0.09            0.03                         0.17            0.07
                                               -------------   -------------                -------------   -------------
          Net income                                   $0.55           $0.63     -12.7%             $2.38           $2.53     -5.9%
                                               =============   =============                =============   =============
Diluted Earnings:
      Net income, before items below                   $0.45           $0.59     -23.7%             $2.19           $2.44    -10.2%
      Realized investment gains                         0.09            0.03                         0.17            0.07
                                               -------------   -------------                -------------   -------------
          Net income                                   $0.54           $0.62     -12.9%             $2.36           $2.51     -6.0%
                                               =============   =============                =============   =============
-----------------------------------------------------------------------------------------------------------------------------------
BOOK  VALUE  PER  SHARE (End of periods)(a):
      As Reported                                                                                  $21.17          $19.57      8.2%
                                                                                            =============   =============
      Cost Basis                                                                                   $20.24          $18.28     10.7%
                                                                                            =============   =============
-----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY ($ in Millions) :
-----------------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
      General                                         $480.7          $415.6      15.7%          $1,822.5        $1,572.7     15.9%
      Mortgage Guaranty                                123.2           123.4      -0.2%             489.9           498.6     -1.8%
      Title                                            272.0           300.6      -9.5%           1,051.8         1,128.0     -6.8%
      Corporate & Other                                 20.5            17.1                         79.3            67.0
                                               -------------   -------------                -------------   -------------
          Consolidated Operating Revenues              896.6           856.9       4.6%           3,443.7         3,266.5      5.4%
Realized Investment Gains                               25.2             8.7                         47.9            19.3
                                               -------------   -------------                -------------   -------------
      Total Revenues                                  $921.8          $865.6       6.5%          $3,491.6        $3,285.8      6.3%
                                               =============   =============                =============   =============

Pretax Operating Income (Loss):
      General                                          $88.0           $72.3      21.8%            $333.0          $258.9     28.6%
      Mortgage Guaranty                                 53.8            61.4     -12.4%             224.5           276.4    -18.8%
      Title                                             (2.8)           24.5    -111.8%              62.5           129.6    -51.7%
      Corporate & Other                                (11.0)            1.6                        (17.2)           (4.5)
                                               -------------   -------------                -------------   -------------
          Total                                        128.0           159.9     -20.0%             602.9           660.4     -8.7%
Realized Investment Gains                               25.2             8.7                         47.9            19.3
                                               -------------   -------------                -------------   -------------
          Revenues, Net of Expenses                    153.2           168.6      -9.2%             650.9           679.7     -4.2%
Income Taxes                                            52.7            54.7      -3.6%             215.9           219.9     -1.8%
                                               -------------   -------------                -------------   -------------
      Net Income                                      $100.4          $113.9     -11.8%            $435.0          $459.8     -5.4%
                                               =============   =============                =============   =============

-----------------------------------------------------------------------------------------------------------------------------------

(a) "As Reported" in financial statements with all securities carried at market value. "Cost Basis" calculation includes all investment securities at their currently amortized original cost.

                                                                    -more-

Old Republic International Corporation
Add 7

                                                   Old Republic International Corporation
                                                        SEGMENTED OPERATING SUMMARY
                                                              ($ in Millions)
-----------------------------------------------------------------------------------------------------------------------------------

                  Net                                                                                      Pretax
               Premiums        Net                                                Sales                  Operating      Composite
                & Fees      Investment    Other       Operating    Benefits     & Other        Total       Income     Underwriting
   Segment      Earned        Income      Income       Revenues    & Claims     Expenses     Expenses      (Loss)        Ratios
------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  ------------
Quarter Ended December 31, 2004
-------------------------------
General           $428.8        $48.2         $3.7       $480.7       $281.7       $110.9       $392.7        $88.0         91.1%
Mortgage           101.6         17.4          4.0        123.2         39.5         29.8         69.3         53.8         64.2%
Title              265.3          6.5          0.1        272.0         15.6        259.3        274.9         (2.8)       103.5%
Other               16.4          3.9          0.1         20.5          8.2         23.2         31.5        (11.0)          ---
              ------------------------------------------------------------------------------------------------------  -------------
Consolidated      $812.3        $76.2         $8.0       $896.6       $345.2       $423.4       $768.6       $128.0         92.8%
              ======================================================================================================  =============

Quarter Ended December 31, 2003
-------------------------------
General           $367.5        $43.9         $4.1       $415.6       $242.2       $101.0       $343.3        $72.3         92.6%
Mortgage           101.9         16.6          4.8        123.4         32.6         29.4         62.0         61.4         56.1%
Title              294.5          5.9          0.1        300.6         18.7        257.3        276.0         24.5         93.7%
Other               13.0          4.0          0.1         17.1          5.8          9.6         15.5          1.6           ---
              ------------------------------------------------------------------------------------------------------  -------------
Consolidated      $777.0        $70.6         $9.2       $856.9       $299.4       $397.5       $696.9       $159.9         88.0%
              ======================================================================================================  =============

------------------------------------------------------------------------------------------------------------------------------------

Year Ended December 31, 2004
----------------------------
General         $1,623.0       $183.4        $16.0     $1,822.5     $1,069.5       $419.9     $1,489.5       $333.0         90.7%
Mortgage           403.2         67.7         18.9        489.9        143.2        122.1        265.3        224.5         61.1%
Title            1,025.2         25.5          0.9      1,051.8         59.7        929.5        989.2         62.5         96.3%
Other               64.6         14.0          0.7         79.3         35.4         61.1         96.6        (17.2)          ---
              ------------------------------------------------------------------------------------------------------  -------------
Consolidated    $3,116.1       $290.8        $36.7     $3,443.7     $1,307.9     $1,532.7     $2,840.7       $602.9         89.3%
              ======================================================================================================  =============

Year Ended December 31, 2003
----------------------------
General         $1,379.5       $175.0        $18.2     $1,572.7       $932.9       $380.9     $1,313.8       $258.9         93.3%
Mortgage           400.9         65.7         32.0        498.6         90.9        131.3        222.2        276.4         47.5%
Title            1,103.8         23.5          0.5      1,128.0         63.8        934.5        998.3        129.6         90.4%
Other               51.6         14.9          0.4         67.0         25.1         46.3         71.5         (4.5)          ---
              ------------------------------------------------------------------------------------------------------  -------------
Consolidated    $2,936.0       $279.2        $51.2     $3,266.5     $1,112.8     $1,493.2     $2,606.0       $660.4         86.4%
              ======================================================================================================  =============

-----------------------------------------------------------------------------------------------------------------------------------

                                                                    -more-

Old Republic International Corporation
Add 8

                                                   Old Republic International Corporation
                                                       SEGMENTED OPERATING STATISTICS
                                                              ($ in Millions)
-----------------------------------------------------------------------------------------------------------------------------------

                                                               Quarters Ended                               Years Ended
                                                                December 31,                                December 31,
                                                      ---------------------------------           ---------------------------------
                                                           2004              2003                      2004              2003
                                                      ---------------------------------           ---------------------------------
General Insurance:
      Benefits and claims ratio                                65.8%             66.1%                     66.1%             67.8%
      Expense ratio                                            25.3%             26.5%                     24.6%             25.5%
                                                      ---------------   ---------------           ---------------   ---------------
         Composite ratio                                       91.1%             92.6%                     90.7%             93.3%
                                                      ===============   ===============           ===============   ===============

      Paid loss ratio                                          55.3%             54.7%                     52.1%             54.4%
                                                      ===============   ===============           ===============   ===============


Mortgage Guaranty:
      New insurance written: Traditional Primary            $5,668.7          $7,749.8                 $24,749.4         $37,255.8
                             Bulk                            1,351.6           2,737.3                   4,487.8           6,806.6
                             Other                             523.5             895.3                   7,324.7           5,802.8
                                                      ---------------   ---------------           ---------------   ---------------
                             Total                          $7,544.0         $11,382.4                 $36,562.0         $49,865.2
                                                      ===============   ===============           ===============   ===============

      Net risk in force: Traditional Primary                                                           $15,452.2         $15,329.5
                         Bulk                                                                              834.8             802.2
                         Other                                                                             580.9             493.4
                                                                                                  ---------------   ---------------
                         Total                                                                         $16,868.0         $16,625.1
                                                                                                  ===============   ===============

      Earned premiums: Direct                                 $122.7            $118.7                    $483.6            $467.3
                                                      ===============   ===============           ===============   ===============
                       Net                                    $101.6            $101.9                    $403.2            $400.9
                                                      ===============   ===============           ===============   ===============

      Persistency/Traditional Primary                                                                      64.5%             46.0%
                                                                                                  ===============   ===============

      Delinquency ratio: Traditional Primary                                                               4.11%             3.95%
                                                                                                  ===============   ===============
                         Bulk                                                                              4.59%             4.76%
                                                                                                  ===============   ===============

      Claims ratio                                             38.9%             32.0%                     35.5%             22.7%
      Expense ratio                                            25.3%             24.1%                     25.6%             24.8%
                                                      ---------------   ---------------           ---------------   ---------------
         Composite ratio                                       64.2%             56.1%                     61.1%             47.5%
                                                      ===============   ===============           ===============   ===============

      Paid loss ratio                                          32.8%             31.4%                     30.7%             23.9%
                                                      ===============   ===============           ===============   ===============


Title Insurance:
      Direct orders opened                                    90,301            88,031                   405,487           518,915
                                                      ===============   ===============           ===============   ===============
      Direct orders closed                                    79,891            84,897                   341,355           450,236
                                                      ===============   ===============           ===============   ===============

      Claims ratio                                              5.9%              6.4%                      5.8%              5.8%
      Expense ratio                                            97.6%             87.3%                     90.5%             84.6%
                                                      ---------------   ---------------           ---------------   ---------------
         Composite ratio                                      103.5%             93.7%                     96.3%             90.4%
                                                      ===============   ===============           ===============   ===============

      Paid loss ratio                                           5.6%              2.6%                      4.1%              2.7%
                                                      ===============   ===============           ===============   ===============


                                                                    -30-